Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David W. Doucette

U.S. Bank National Association

One Federal Street, 10th Floor

Boston, MA 02110

(617) 603-6534

(Name, address and telephone number of agent for service)

SERVICE PROPERTIES TRUST

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Exact name of obligor as specified in its charter)

Maryland	04-3262075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

and Guarantees of Senior Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
Cambridge TRS, Inc.	Maryland	Corporation	45-4167445
Harbor Court Associates, LLC	Maryland	Limited liability company	56-2550257
Highway Ventures Borrower LLC	Delaware	Limited liability company	84-3373977
Highway Ventures LLC	Delaware	Limited liability company	84-3373884
HPT Cambridge LLC	Massachusetts	Limited liability company	04-6148511
HPT Clift TRS LLC	Maryland	Limited liability company	82-4109793
HPT CW MA Realty LLC	Maryland	Limited liability company	N/A
HPT CW MA Realty Trust	Massachusetts	Nominee Trust	46-2440496
HPT CY TRS, Inc.	Maryland	Corporation	46-1213113
HPT Geary ABC Holdings LLC	Maryland	Limited liability company	46-1920850
HPT Geary Properties Trust	Maryland	Real estate investment trust	46-2080511
HPT IHG Chicago Property LLC	Maryland	Limited liability company	84-2997973
HPT IHG GA Properties LLC	Maryland	Limited liability company	20-2870357
HPT IHG-2 Properties Trust	Maryland	Real estate investment trust	20-1997811
HPT IHG-3 Properties LLC	Maryland	Limited liability company	20-3947942
HPT SN Holding, Inc.	New York	Corporation	13-5648107
HPT State Street TRS LLC	Maryland	Limited liability company	84-2998086
HPT TA Properties LLC	Maryland	Limited liability company	20-8260669
HPT TA Properties Trust	Maryland	Real estate investment trust	20-8260357
HPT TRS IHG-2, Inc.	Maryland	Corporation	20-2131948
HPT TRS Inc.	Maryland	Corporation	04-3548096
HPT TRS MRP, Inc.	Maryland	Corporation	27-4654560
HPT TRS SPES II, Inc.	Maryland	Corporation	43-2012365
HPT TRS WYN, Inc.	Maryland	Corporation	46-0781608
HPT Wacker Drive TRS LLC	Maryland	Limited liability company	84-2998217
HPTCY Properties Trust	Maryland	Real estate investment trust	04-3308179
HPTMI Hawaii, Inc.	Delaware	Corporation	04-3563876
HPTMI Properties Trust	Maryland	Real estate investment trust	04-3360772
Royal Sonesta, Inc.	Louisiana	Corporation	72-0803191
SVC Holdings LLC	Maryland	Limited liability company	84-4879602
SVCN 1 LLC	Delaware	Limited liability company	20-1262089
SVCN 2 LLC	Delaware	Limited liability company	20-2928350
SVCN 5 LLC	Delaware	Limited liability company	84-3069896

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FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 2nd of June, 2020.

By:	/s/ David W. Doucette
David W. Doucette
Vice President

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Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 10, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

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Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 10, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 2, 2020

By:	/s/ David W. Doucette
David W. Doucette
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2019

($000’s)

12/31/2019
Assets
Cash and Balances Due From Depository Institutions	$22,256,667
Securities	120,982,766
Federal Funds	881,341
Loans & Lease Financing Receivables	297,660,359
Fixed Assets	5,895,381
Intangible Assets	12,915,451
Other Assets	25,412,255
Total Assets	$486,004,220

Liabilities
Deposits	$374,303,872
Fed Funds	1,094,396
Treasury Demand Notes	0
Trading Liabilities	769,407
Other Borrowed Money	41,653,916
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,940,126
Total Liabilities	$436,611,717

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	34,306,761
Minority Interest in Subsidiaries	800,627
Total Equity Capital	$49,392,503

Total Liabilities and Equity Capital	$486,004,220

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